                                                                     EXHIBIT 1.1

                                5,750,000 Shares

                       PATRIOT AMERICAN HOSPITALITY, INC.

                                  Common Stock

                             UNDERWRITING AGREEMENT
                             ----------------------


                                                                   July __, 1996


PAINEWEBBER INCORPORATED
Bear, Stearns & Co. Inc.
Dean Witter Reynolds Inc.
Goldman, Sachs & Co.
Montgomery Securities
Smith Barney Inc.
     As Representatives of the
     several Underwriters
c/o PaineWebber Incorporated
1285 Avenue of the Americas
New York, New York 10019

Dear Sirs:

     Patriot American Hospitality, Inc., a Virginia corporation (the "Company"), proposes to sell an aggregate of 5,000,000 shares (the "Firm Shares") of the Company's common stock, no par value (the "Common Stock"), to you and to the several other underwriters named in Schedule I (collectively, the "Underwriters"), for whom you are acting as representatives (the "Representatives"), in connection with the offering and sale of such Common Stock. The Company has also agreed to grant to you and the several other Underwriters an option (the "Option") to purchase up to an additional 750,000 shares of Common Stock (the "Option Shares") on the terms and for the purposes set forth in Section 1(b). The Firm Shares and the Option Shares are hereinafter collectively referred to as the "Shares". References to the "Company" shall be deemed to include the Company, Patriot American Hospitality Partnership, L.P. (the "Operating Partnership") and any corporate or partnership subsidiaries owned or controlled, directly or indirectly, by the Company or the Operating Partnership.

     The public offering price per share for the Shares and the purchase price per share for the Shares to be paid by the several Underwriters shall be agreed upon by the Company and the Representatives, acting on behalf of the several Underwriters, and such agreement shall be set forth in a separate written instrument substantially in the form of Exhibit A hereto (the
                                        ---------

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"Price Determination Agreement").  The Price Determination Agreement may take the form of an exchange of any standard form of written telecommunication among the Company and the Representatives and shall specify such applicable information as is indicated in Exhibit A hereto. The offering of the Shares
                               ---------
will be governed by this Agreement, as supplemented by the Price Determination Agreement. From and after the date of the execution and delivery of the Price Determination Agreement, this Agreement shall be deemed to incorporate, and, unless the context otherwise indicates, all references contained herein to "this Agreement" and to the word "herein" shall be deemed to include, the Price Determination Agreement. Unless otherwise defined herein, all capitalized terms used herein shall have the respective meanings ascribed thereto in the Prospectus (as defined below).

     The Company confirms as follows its agreements with the Representatives and the several other Underwriters.

     1.  Agreement to Sell and Purchase.  (a)  On the basis of the
         ------------------------------
representations, warranties and agreements of the Company and the Operating Partnership herein contained and subject to all the terms and conditions of this Agreement, the Company agrees to sell to each Underwriter named below, and each Underwriter, severally and not jointly, agrees to purchase from the Company at the purchase price per share for the Firm Shares to be agreed upon by the Representatives and the Company in accordance with Section 1(c) or 1(d) and set forth in the Price Determination Agreement, the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I, plus such additional number
                                         ----------
of Firm Shares which such Underwriter may become obligated to purchase pursuant to Section 8 hereof. If the Company elects to rely on Rule 430A (as hereinafter defined), Schedule I may be attached to the Price Determination Agreement.
          ----------

          (b) Subject to all the terms and conditions of this Agreement, the Company grants the Option to the several Underwriters to purchase, severally and not jointly, up to 750,000 Option Shares from the Company at the same price per share as the Underwriters shall pay for the Firm Shares. The Option may be exercised only to cover over-allotments in the sale of the Firm Shares by the Underwriters and may be exercised in whole or in part at any time, and on one or more occasions, on or before the 30th day after the date of this Agreement (or, if the Company has elected to rely on Rule 430A, on or before the 30th day after the date of the Price Determination Agreement), upon written or telegraphic notice (the "Option Shares Notice") by the Representatives to the Company no later than 12:00 noon, New York City time, at least three and no more than five business days before the date specified for closing in the Option Shares Notice (the "Option Closing Date") setting forth the aggregate number of Option Shares to be purchased and the time and date for such purchase. On the Option Closing Date, the Company will issue and sell to the Underwriters the number of Option Shares set forth in the Option Shares Notice, and each Underwriter will purchase such percentage of the Option Shares as is equal to the percentage of Firm Shares that such Underwriter is purchasing, as adjusted by the Representatives in such manner as they deem advisable to avoid fractional shares.

            (c) If the Company has elected not to rely on Rule 430A, the public offering price per share for the Firm Shares and the purchase price per share for the Firm Shares to be paid by the several Underwriters shall be agreed upon and set forth in the Price Determination Agreement, which shall be dated the date hereof, and an amendment to the Registration Statement (as hereinafter defined) containing such per share price information shall be filed before the Registration Statement becomes effective.

            (d) If the Company has elected to rely on Rule 430A, the public offering price per share for the Firm Shares and the purchase price per share for the Firm Shares to be paid by the several Underwriters shall be agreed upon and set forth in the Price Determination Agreement. In the event that the Price Determination Agreement has not been executed by the close of business on the fourth business day following the date on which the Registration Statement becomes effective, this Agreement shall terminate forthwith, without liability of any party to any other party except that Section 6 shall remain in effect.

     2.  Delivery and Payment.  Delivery of the Firm Shares shall be made to the
         --------------------
Representatives for the accounts of the Underwriters against payment of the purchase price in New York Clearing House (next-day) funds by certified or official bank check to the order of the Company at the office of White & Case, 1155 Avenue of the Americas, New York, New York 10036]. Such payments shall be made at 10:00 a.m., New York City time, on the third business day (or, if pricing takes place after 4:00 p.m. New York City time, on the fourth day) following the date of this Agreement or, if the Company has elected to rely on Rule 430A, the third business day (or, if pricing takes place after 4:00 p.m. New York City time, on the fourth day) after the date on which the first bona fide offering of the Shares to the public is made by the Underwriters or at such time on such other date, not later than seven business days after the date of this Agreement, as may be agreed upon by the Company and the Representatives (such date is hereinafter referred to as the "Closing Date").

     To the extent the Option is exercised, delivery of the Option Shares against payment by the Underwriters (in the manner specified above) will take place at the offices specified above for the Closing Date at the time and date (which may be the Closing Date) specified in the Option Shares Notice.

     Certificates evidencing the Shares shall be in definitive form and shall be registered in such names and in such denominations as the Representatives shall request at least two business days prior to the Closing Date or the Option Closing Date, as the case may be, by written notice to the Company. For the purpose of expediting the checking and packaging of certificates for the Shares, the Company agrees to make such certificates available for inspection at least 24 hours prior to the Closing Date or the Option Closing Date, as the case may be.

     The cost of original issue tax stamps, if any, in connection with the issuance and delivery of the Firm Shares and Option Shares by the Company to the respective Underwriters shall be borne by the Company. The Company will pay and save each Underwriter and any subsequent holder of the Shares harmless from any and all liabilities with respect to or resulting from any failure or delay in paying Federal and state stamp and other transfer taxes, if any, which may be payable or determined to be payable in connection with the original issuance or sale to such Underwriter of the Firm Shares and Option Shares.

     3.  Representations and Warranties of the Company.  The Company and the
         ---------------------------------------------
Operating Partnership jointly and severally represent, warrant and covenant to each Underwriter that:

           (a) A registration statement (Registration No. 333-04587) on Form S-11 relating to the Shares, including a preliminary prospectus and such amendments to such registration statement as may have been required to the date of this Agreement, has been prepared by the Company under the provisions of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (collectively referred to as the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, and has been filed with the Commission. The term "preliminary prospectus" as used herein means a preliminary prospectus as contemplated by Rule 430 or Rule 430A ("Rule 430A") of the Rules and Regulations included at any time as part of the registration statement. Copies of such registration statement and amendments have been delivered to the Representatives, and copies of the preliminary prospectus have been delivered to the Underwriters. If such registration statement has not become effective, a further amendment to such registration statement, including a form of final prospectus, necessary to permit such registration statement to become effective, will be filed promptly by the Company with the Commission. If such registration statement has become effective, a final prospectus containing information permitted to be omitted at the time of effectiveness by Rule 430A will be filed by the Company with the Commission in accordance with Rule 424(b) of the Rules and Regulations promptly after execution and delivery of the Price Determination Agreement. The term "Registration Statement" means the registration statement as amended at the time it becomes or became effective (the "Effective Date"), including financial statements and all exhibits and any information deemed to be included by Rule 430A. The term "Prospectus" means a prospectus relating to the Shares in the form first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations or, if no such filing is required, the form of final prospectus included in the Registration Statement at the Effective Date. No stop order suspending the effectiveness of the Registration Statement has been issued, and no proceeding for that purpose has been instituted or, to the knowledge of the Company and the Operating Partnership after due inquiry, threatened by the Commission or by the state securities authority of any jurisdiction. No order preventing or suspending the use of the Prospectus has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Company or the Operating Partnership, threatened by the Commission or by the state securities authority of any jurisdiction.

     (b) On the Effective Date, the date the Prospectus is first filed with the Commission pursuant to Rule 424(b) (if required), on the Closing Date and, if later, the Option Closing Date and when any post-effective amendment to the Registration Statement becomes effective or any amendment or supplement to the Prospectus is filed with the Commission, the Registration Statement and the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment or supplement thereto), including the financial statements included in the Prospectus, did or will comply with all applicable provisions of the Act and the Rules and Regulations and will contain all statements required to be stated therein in accordance with the Act and the Rules and Regulations. On the Effective Date and when any post-effective amendment to the Registration Statement becomes effective, no part of the Registration Statement or any such amendment did or will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. At the Effective Date, the date the Prospectus or any amendment or supplement to the Prospectus is filed with the Commission and at the Closing Date and, if later, the Option Closing Date, the Prospectus did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing representations and warranties in this Section 3(b) do not apply to any statements or omissions made in reliance on and in conformity with information relating to any Underwriter furnished in writing to the Company by the Representatives specifically for inclusion in the Registration Statement or Prospectus or any amendment or supplement thereto. [The Company and the Operating Partnership acknowledge that the statements set forth in the first, second and third paragraphs of, and the chart set

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forth in, the section captioned "Underwriting" in the Prospectus constitute the only information furnished in writing to the Company by the Representatives or the Managers specifically for inclusion in the Registration Statement.] The Company has not distributed any offering material in connection with the offering or sale of the Shares other than the Registration Statement, the preliminary prospectus, the Prospectus or any other materials, if any, permitted by the Act.

     (c) The only subsidiaries (as defined in the Rules and Regulations) of the Company are the subsidiaries listed on Exhibit 3(c) hereto (the "subsidiaries").
                                       ------------
The Company and each of its subsidiaries is, and at the Closing Date will be, a corporation or limited partnership duly organized or formed, as the case may be, validly existing and, to the extent applicable, in good standing under the laws of its jurisdiction of incorporation or formation, as the case may be. The Company and each of its subsidiaries has, and at the Closing Date will have, all corporate or partnership power and authority to conduct all the activities conducted by it, to own or lease all the assets owned or leased by it and to conduct its business as described in the Registration Statement and the Prospectus. The Company and each of its subsidiaries is, and at the Closing Date will be, qualified to do business and in good standing as a foreign corporation or partnership in all jurisdictions in which it owns or leases real property or in which the nature of the activities conducted by it makes such licensing or qualification necessary.

     PAH Ravinia, Inc. ("PAH Ravinia") is, and at the Closing Date will be, a corporation duly organized, validly existing and in good standing under the laws of the State of Virginia. PAH Ravinia has, and at the Closing Date will have, all corporate power and authority to conduct its activities, to own or lease all of its assets and to conduct its business as described in the Registration Statement and the Prospectus. PAH Ravinia is, and at the Closing Date will be, qualified to do business and in good standing as a foreign corporation in each jurisdiction in which it owns or leases real property or in which the nature of the activities conducted by it makes such licensing or qualification necessary.

     Except for the stock or partnership interests in the subsidiaries and the stock interests in PAH Ravinia, the Company does not own and at the Closing Date will not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity. Complete and correct copies of the organizational documents or partnership agreement, as the case may be, of the Company, the Operating Partnership, the subsidiaries and PAH Ravinia and all amendments thereto, have been delivered to the Representatives, and no changes therein will be made subsequent to the date hereof and prior to the Closing Date or, if later, the Option Closing Date.

     (d) The outstanding shares of Common Stock have been, and the Shares to be issued and sold by the Company pursuant to the terms of this Agreement upon such issuance will be, duly authorized, validly issued, fully paid and nonassessable and will not be subject to any preemptive or similar rights. The description of the Common Stock in the Registration Statement and the Prospectus is, and at the Closing Date will be, complete and accurate in all material respects. Except as set forth in the Prospectus, the Company does not have outstanding, and at the Closing Date will not have outstanding, any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, any shares of Common Stock, any shares of capital stock of or limited partnership interest in any subsidiary or any such warrants, convertible securities or obligations. The offer, issuance and sale by the Company of 811,393 shares of Common Stock and 662,391 Preferred OP Units in May 1996 was exempt from the registration requirements of the Act and was made in compliance with applicable state securities, real estate syndication and blue sky laws.

     (e) The financial statements and schedules included in the Registration Statement or the Prospectus present fairly the financial condition and position of the respective entity or entities presented and reported on therein as of the respective dates thereof and the results of operations and cash flows of such entity or entities for the respective periods covered thereby, all in conformity with generally accepted accounting principles applied on a consistent basis throughout the entire period involved, except as otherwise disclosed in the Prospectus. No other financial statements or schedules of the Company or such entity or entities are required by the Act or the Rules and Regulations to be included in the Registration Statement or the Prospectus. Ernst & Young LLP (the "Accountants"), who have reported on such financial statements and schedules, are independent accountants with respect to the Company as required by the Act and the Rules and Regulations. The statements included in the Registration Statement with respect to the Accountants pursuant to Item 509 of Regulation S-K of the Rules and Regulations are true and correct in all material respects. The pro forma financial statements of the Company included in the Registration Statement and the Prospectus comply in all material respects with the applicable requirements of Rule 11-02 of Regulation S-X of the Commission and the pro forma adjustments have been properly applied to the historical amounts in the compilation of such statements.

     (f) The Company together with its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     (g) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein,
(A) there has been no change which, singly or in the aggregate, is materially adverse to the condition (financial or otherwise), business, properties, net worth, results of operations or prospects of the Company or the Operating Partnership, considered as one enterprise, or, to the knowledge of the Company or the Operating Partnership, any Hotel, whether or not arising in the ordinary course of business, (B) no casualty loss or condemnation or other adverse event (which, singly or in the aggregate, is material) has occurred with respect to any of the Hotels, (C) there have been no acquisitions or other transactions (including proposed acquisitions) entered into by the Company or its subsidiaries, considered as one enterprise, other than those in the ordinary course of business, which are, singly or in the aggregate, material with respect to such entities, (D) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock or by the Operating Partnership with respect to its partnership interests, (E) there has been no change in the capital stock of the Company PAH Ravinia or the partnership interests of the Operating Partnership, and no increase in the indebtedness of the Company, the Operating Partnership or PAH Ravinia, that is, singly or in the aggregate, material to such entities and (F) there has been no decline in room revenues or total revenues from hotel operations which would, singly or in the aggregate, have a material adverse effect on the percentage lease revenue of the Operating Partnership, the subsidiaries or the Company's equity interest in PAH Ravinia, in each case as compared with the corresponding period of the preceding year.

     (h) The Company is not an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

     (i) Except as set forth in the Registration Statement and the Prospectus, there are no actions, suits or proceedings pending or, to the knowledge of the Company and the Operating Partnership, threatened against or affecting the Company, any of its subsidiaries, PAH Ravinia or any of their respective partners, directors or officers in their capacity as such, or any of the Hotels, before or by any Federal or state court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding might, singly or in the aggregate, materially and adversely affect the Company or any of its subsidiaries or its condition (financial or otherwise), business, properties, net worth, results of operations or prospects.

     (j) Each of the Company, its subsidiaries and PAH Ravinia has (i) all governmental licenses [(except liquor licenses, provided, however, that the Company has made arrangements for the provision of liquor at each of the Hotels on an interim basis until such liquor licenses are obtained)], permits, consents, orders, approvals and other authorizations necessary to carry on its business as described in the Prospectus, and has not received notice of any proceedings relating to the revocation or modification of any such governmental license, permit, consent, order, approval or other authorization, (ii) complied in all material respects with all laws, regulations and orders applicable to it or its business and (iii) performed all its obligations required to be performed by it, and is not, and at the Closing Date will not be, in default, under any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement, lease, contract, land use approval or zoning agreement or other agreement or instrument (collectively, a "contract or other agreement") to which it is a party or by which its property is bound or affected. To the knowledge of the Company and the Operating Partnership and each of its subsidiaries, no other party under any contract or other agreement to which it or PAH Ravinia is a party is in default in any respect thereunder. Neither the Company, any of its subsidiaries nor PAH Ravinia is presently, or at the Closing Date will be, in violation of any provision of its respective charter, certificate of incorporation, by-laws or limited partnership agreement, as the case may be.

     (k) No consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body is required for the consummation by the Company of the transactions on its part herein contemplated, except such as have been obtained under the Act or the Rules and Regulations and such as may be required under state securities or Blue Sky laws or the by-laws and rules of the National Association of Securities Dealers, Inc. (the "NASD") in connection with the purchase and distribution by the Underwriters of the Shares.

     (l) The Company and the Operating Partnership have full corporate or partnership power and authority to enter into this Agreement. This Agreement has been duly authorized, executed and delivered by the Company and the Operating Partnership and constitutes a valid and binding agreement of the Company and the Operating Partnership and is enforceable against each in accordance with the terms hereof. The performance of this Agreement and the consummation of the transactions contemplated hereby will not result in the creation or imposition of any lien, charge or encumbrance upon any of the Hotels or any of the other assets of the Company, any of its subsidiaries or PAH Ravinia pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or give any other party a right to terminate any of its obligations under, or result in the acceleration of any obligation under, the organizational documents or partnership agreement, as the case may be, of the Company, any of its subsidiaries or PAH Ravinia, any contract or other agreement to which the Company, any of its subsidiaries or PAH Ravinia is a party or by which the Company, any of its subsidiaries or PAH Ravinia or any of their respective properties is bound or affected, or violate or conflict with any judgment, ruling, decree, order, statute, rule or regulation of any court or other governmental agency or body applicable to the business or properties of the Company, any of its subsidiaries or PAH Ravinia.

     (m) To the knowledge of the Company and the Operating Partnership, each of the leases creating a leasehold interest in [insert names of Hotels under lease] is a valid, subsisting and enforceable lease with such exceptions as are not material and do not interfere with the use made, and proposed to be made, of any such Hotel, by the Company, the subsidiaries and the Lessee thereof, respectively. Each such lease conforms in all material respects to the description thereof set forth in the Registration Statement and the Prospectus, and no notice has been given or material claim asserted by anyone adverse to the rights of the lessee under any of the leases or affecting the right to the continued possession of the leased property. Except as set forth in the Prospectus, no person will have an option or right of first refusal to purchase all or part of any of the Hotels, any interest in any of the Company, the subsidiaries, the Operating Partnership and PAH Ravinia (other than limited partnership interests in the Operating Partnership or other assets of the Company or any interest therein.

     (n) Each Hotel other than the Crowne Plaza Ravinia is encumbered by a lease (each, a "Participating Lease") between the Operating Partnership or other subsidiary owning or leasing such Hotel (as to each Hotel, the "owner" of such Hotel), as landlord, and the Lessee of such Hotel, as tenant. Each Participating Lease is a valid, subsisting and enforceable lease with such exceptions as are not material and do not interfere with the use made, and proposed to be made, of the related Hotel by the owner of such Hotel and the Lessee of such Hotel. Each Participating Lease conforms in all material respects to the description thereof set forth in the Registration Statement and the Prospectus, and no notice has been given or material claim asserted by anyone adverse to the rights of the owner of the Hotel encumbered by such Participating Lease or affecting the right to the continued possession and operation of such Hotel by the Lessee thereof.

     (o) The Operating Partnership and the subsidiaries, as the case may be, have (i) good and marketable (in Texas, good and indefeasible) title in fee simple to all of the Hotels (except for the Crowne Plaza Ravinia and [insert names of Hotels under lease]), and (ii) good and marketable leasehold interest in [insert names of Hotels under lease], in each case free and clear of all liens, encumbrances, claims, security interests and defects, other than those referred to in the Prospectus or which will not, singly or in the aggregate, be material in relation to the business of the Company and its subsidiaries taken as a whole. All liens, encumbrances, claims, security interests or defects on or affecting the Hotels which are required to be disclosed in the Prospectus are disclosed therein. Except as set forth in the Registration Statement and the Prospectus, to the knowledge of the Company [, after due inquiry,] and the Operating Partnership (i) the current and intended use and occupancy of each of the Hotels complies with all applicable codes and zoning laws and regulations, if any, except for such failures to comply which would not, singly or in the aggregate, have a material adverse effect on the condition (financial or otherwise), business, properties, prospects of the Company and its subsidiaries taken as a whole; and (ii) there is no pending or threatened condemnation, zoning change, environmental or other proceeding or action that will in any material respect affect the size of, use of, improvements on, construction on, or access to the Hotels, except such proceedings or action that would not, singly or in the aggregate have a material adverse effect on the condition (financial or otherwise), business, properties, net worth, results of operations or prospects of the Company and its subsidiaries taken as a whole.

     (p) PAH Ravinia has good and marketable title in fee simple to the Crown Plaza Ravinia Hotel, free and clear of all liens, encumbrances, claims, security interest and defects other than those referred in the Registration Statement and the Prospectus or which will not, singly or in the aggregate, be material in relation to the business of the Company and its subsidiaries taken as a whole or to PAH Ravinia.

     (q) The leasing of the Hotels by each Lessee, has been approved by each Franchisor. There are no franchise agreements and/or licenses in connection with the

Hotels except for the franchise agreements and/or licenses with the Franchisors. On the Closing Date, the Company will deliver to the Underwriters an estoppel certificate from the Franchisor for each of the Hotels to the effect that the assignment of the Franchise Licenses or the entering into of new Franchise Licenses in connection with the Recent Acquisitions has been approved by each such Franchisor, the Hotels are in compliance with all of the terms of the Franchise Licenses and there are no requirements or duties on the part of any party and no understandings as to any required improvements or other expenditures in connection with the Hotels in connection with such consents or the entering into of new Franchise Licenses except as set forth in the Prospectus. Each Franchise License to which any Lessee is a party is assignable to the Company or a party designated by the Company and provides that the Company or a party designated by the Company shall have the right to assume any duties under the terms of such agreement in the event of a default under the Franchise License by any such Lessee. [Wyndham Doubletree?]

     (r) To the knowledge of the Company and the Operating Partnership, (i) no lessee, licensee, concessionaire or vendor of any portion of any of the Hotels is in default under any of the leases or licenses governing such properties and there is no event which, but for the passage of time or the giving of notice, or both, would constitute a default under any of such leases or license, except such defaults that would not, singly or in the aggregate, have a material adverse effect on the condition (financial or otherwise), business, properties, net worth, results of operations or prospects of the Company or its subsidiaries taken as a whole; and (ii) except as set forth in the Prospectus, approvals have been obtained to assign any such lease or license, to the Company, the Operating Partnership, the subsidiaries, PAH Ravinia or the Lessee, as applicable, on the or before Closing Date. Other than payments set forth in the purchase agreements or contribution agreements pursuant to which the Hotels were acquired or contributed, none of the Company, the subsidiaries, PAH Ravinia nor, to the knowledge of the Company and the Operating Partnership [, after due inquiry,] the Lessee will be required to make payments to, or on behalf of any of the selling or contributing owners or any other parties other than taxing authorities in connection with the acquisition of the Hotels.

     (s) There is no document or contract of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required. All such contracts to which any of the Company, the Operating Partnership, PAH Ravinia or any subsidiary is a party have been duly authorized, executed and delivered by such entity, constitute valid and binding agreements of such entity and are enforceable against the

Company, PAH Ravinia, the Operating Partnership or the applicable subsidiary, as the case may be, in accordance with the terms thereof.

     (t) No statement, representation, warranty or covenant made by the Company or the Operating Partnership in this Agreement or in any certificate or document required by this Agreement to be delivered to the Representatives was or will be, when made, inaccurate, untrue or incorrect.

     (u) Neither the Company nor any of its directors, officers or controlling persons has taken, directly or indirectly, any action intended, or which might reasonably be expected, to cause or result, under the Act or otherwise, in, or which has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

     (v) No holder of securities of the Company has rights to the registration of any securities of the Company because of the filing of the Registration Statement.

     (w) The Shares are duly authorized for listing, subject to official notice of issuance, on the New York Stock Exchange.

     (x) Neither the Company, any of its subsidiaries nor PAH Ravinia is involved in any material labor dispute nor, to the knowledge of the Company after due inquiry, is any such dispute threatened. To the knowledge of the Company after due inquiry, no general labor problem exists or is imminent with the employees of any of the Hotels, the Company, any of the subsidiaries or PAH Ravinia. To the knowledge of the Company after due inquiry, all applicable notification requirements in connection with the Worker Adjustment and Retraining Notification Act ("WARN") have been fulfilled in connection with the transfer of the Hotels to the Company, the Operating Partnership, PAH Ravinia or the subsidiaries, as applicable.

     (y) Except as disclosed in the Prospectus, the Company the Operating Partnership, the subsidiaries, PAH Ravinia and the Lessees, as applicable, have all trademarks, trade names, patent rights, copyrights, licenses, trade secrets, approvals or governmental authorizations (the "Intangible Rights") necessary to conduct the business of the Hotels as currently conducted.

     (z) The personal property (including, but not limited to, furniture, equipment, and towels) acquired by the Company, the Operating Partnership, the subsidiaries or PAH Ravinia, as applicable, in connection with the acquisition of the Hotels is adequate to enable the Company, the subsidiaries, the Operating Partnership, PAH Ravinia and the Lessees, as applicable, to conduct the business of the Hotels in the manner in which such operations have normally been conducted. The Company has provided the Representatives with a replacement schedule for such personal property which the Company reasonably believes is sufficient to permit the business of the Hotels to be conducted in the manner in which such business has been conducted and which will comply with the requirements of the Franchise Licenses.

     (aa) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any other employee or agent of the Company or any subsidiary, has made any payment of funds of the Company or any subsidiary or received or retained any funds in violation of any law, rule or regulation or of a character required to be disclosed in the Prospectus.

     (bb) Title insurance in favor of the mortgagees and the Company, the subsidairies, the Operating Partnership or PAH Ravinia, as applicable, is in force with respect to each of the Hotels in an amount not less than the cost of acquisition of such Hotel.

     (cc) Except as disclosed in the Registration Statement or Prospectus, there are no mortgages, deeds of trust or like encumbrances encumbering any of the Hotels. The mortgages, deeds of trust and like encumbrances encumbering the Hotels are not convertible nor will the Company, any of its subsidiaries or PAH Ravinia hold a participating interest therein and, except as disclosed in the Registration Statement or Prospectus, such mortgages are not cross-defaulted or cross-collateralized to any other property.

     (dd) Each of the Company and PAH Ravinia maintains property and casualty insurance in favor of the Company, its subsidiaries and PAH Ravinia, as applicable, with respect to them and each of the Hotels, in an amount and on such terms as is reasonable and customary for businesses of the type conducted by the Company, its subsidiaries and PAH Ravinia. Neither the Company, its subsidiaries nor PAH Ravinia has received from any insurance company written notice of any material defects or deficiencies affecting the insurability of any such Hotels.

     (ee) To the knowledge of the Company after due inquiry, each of the Hotels and the Company, its subsidiaries and PAH Ravinia, (i) is and will be, as of the Closing Date, in compliance with any and all applicable foreign, Federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) has received, or will have received, as of the Closing Date, all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) is, and will be as of the Closing Date, in compliance with all terms and conditions of any such permit, license or approval.

     (ff)(i) Except as may be specifically disclosed in the "Phase I" environmental assessment reports referred to in the Prospectus, to the knowledge of the Company after due inquiry, neither the Company nor any of the entities from which the Company, the Operating Partnership, the subsidiaries or PAH Ravinia acquired any Hotel (the "Selling Entities") has at any time, and, no other party has at any time, handled, buried, stored, retained, refined, transported, processed, manufactured, generated, produced, spilled, allowed to seep, leak, escape or leach, or be pumped, poured, emitted, emptied, discharged, injected, dumped, transferred or otherwise disposed of or dealt with, Hazardous Materials (as hereinafter defined) on, to or from the Hotels. The Company does not intend to use the Hotels or any subsequently acquired properties for the purpose of handling, burying, storing, retaining, refining, transporting, processing, manufacturing, generating, producing, spilling, seeping, leaking, escaping, leaching, pumping, pouring, emitting, emptying, discharging, injecting, dumping, transferring or otherwise disposing of or dealing with Hazardous Materials.

         (ii) The Company has no knowledge after due inquiry of any seepage, leak, escape, leach, discharge, injection, release, emission, spill, pumping, pouring, emptying or dumping of Hazardous Materials into waters on or adjacent to the Hotels or onto lands from which such hazardous or toxic waste of substances might seep, flow or drain into such waters.

        (iii) The Company has received no notice of, and has no knowledge after due inquiry of, any occurrence or circumstance which, with notice or passage of time or both, would give rise to, any claim under or pursuant to any Environmental Law pertaining to hazardous or toxic waste or substances on or originating from the Hotels or arising out of the conduct of any such party, including, without limitation, pursuant to any Environmental Law.

         (iv) No environmental engineering firm which prepared "Phase I" or "Phase II" environmental assessment reports (or amendments thereto) or physical condition (engineering) reports with respect to the Hotels was employed for such purpose on a contingent basis or has any substantial interest in the Company, any of the Company's subsidiaries or PAH Ravinia, to the knowledge of the Company after due inquiry any of the Selling Entities or the Lessees.

     As used herein, "Hazardous Material" shall include, without limitation, any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances, or related materials, asbestos or any material as defined by any Federal, state or local environmental law, ordinance, rule, or regulation including, without limitation, Environmental Laws, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Section 9601, et seq.) ("CERCLA"), the Hazardous Materials
                                    -- ---
Transportation Act, as amended (49 U.S.C. Section 1801, et seq.), the Resource
                                                        -- ---
Conservation and Recovery Act, as amended (42 U.S.C. Section 9601, et seq.), and
                                                                   -- ---
in the regulations adopted and publications promulgated pursuant to each of the foregoing or by any Federal, state or local governmental authority having or claiming jurisdiction over the Hotels as described in the Prospectus.

     (gg) To the knowledge of the Company and the Operating Partnership after due inquiry, except as set forth in the physical condition (engineering) reports obtained for the Hotels in connection with the acquisition of any Hotel and copies of which have been delivered to PaineWebber Incorporated prior to the date hereof, there is no material defect in the condition of any Hotel, the improvements thereon, the structural elements thereof, or the mechanical systems therein, nor any material damage from casualty or other cause, nor any soil condition of any such Hotel that will not support all of the improvements thereon without the need for unusual or new subsurface excavations, except for any such defect, damage or condition that has been corrected or will be corrected in the ordinary course of the business of such Hotel as part of its scheduled annual maintenance and improvement program. The Company and PAH Ravinia set aside as an unrestricted cash reserve account for capital expenditures and replacement and refurbishment of furniture, fixtures and equipment the amount set forth in each participating lease for the Hotels with such amount averaging 4% of total hotel revenues on a monthly basis for each of the Hotels. Other than as set forth in the Registration Statement or Prospectus, neither the Company nor any of its subsidiaries is aware of any material capital expenditures (other than expenditures for maintenance in the ordinary course of business) which will be required in connection with any of the Hotels prior to the third anniversary of this Agreement.

       (hh) Neither the assets of the Company, its subsidiaries or PAH Ravinia constitute, nor will such assets, as of the Closing Date, constitute, "plan assets" under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The Company, its subsidiaries and PAH Ravinia are, and as of the Closing Date will be, in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company nor any of its subsidiaries would have any liability; neither the Company or any of its subsidiaries has incurred or expects to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

       (ii) Each of the Company, the subsidiaries the Operating Partnership and PAH Ravinia has been organized and operated, and will continue to operate, in conformity with the requirements for qualification of the Company as a real estate investment trust (a "REIT") under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code") and the Company has filed an election to be taxable as a REIT for its taxable year ended December 31, 1995, and such election has not been terminated. The Company's method of operation will permit it to continue to meet the requirements for taxation as a REIT. The Company intends to continue to operate in a manner which would permit it to qualify as a REIT.

  4.  Agreements of the Company and the Operating Partnership.  The Company
      -------------------------------------------------------
and the Operating Partnership jointly and severally agree with the several Underwriters as follows:

      (a) The Company will not, either prior to the Effective Date or thereafter during such period as the Prospectus is required by law to be delivered in connection with sales of the Shares by an Underwriter or dealer, file any amendment or supplement to the Registration Statement or the Prospectus, unless a copy thereof shall first have been submitted to the Representatives within a reasonable period of time prior to the filing thereof and the Representatives shall not have objected thereto in good faith.

      (b) The Company will use its best efforts to cause the Registration Statement to become effective, and will notify the Representatives promptly, and will confirm such advice in writing, (1) when the Registration Statement has become effective and when any post-effective amendment thereto becomes effective, (2) of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (3) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose or the threat thereof, (4) of the happening of any event during the period mentioned in the second sentence of Section 4(e) that in the judgment of the Company makes any statement made in the Registration Statement or the Prospectus untrue or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in light of the circumstances in which they are made, not misleading and (5) of receipt by the Company or any representative or attorney of the Company of any other communication from the Commission relating to the Company, the Registration Statement, any preliminary prospectus or the Prospectus. If at any time the Commission shall issue any order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible moment. If the Company has omitted any information from the Registration Statement pursuant to Rule 430A, the Company will use its best efforts to comply with the provisions of and make all requisite filings with the Commission pursuant to said Rule 430A and to notify the Representatives promptly of all such filings.

      (c) The Company will furnish to the Representatives, without charge, two signed copies of the Registration Statement and of any post-effective amendment thereto, including financial statements and schedules, and all exhibits thereto, and will furnish to the Representatives, without charge, for transmittal to each of the other Underwriters, a copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules but without exhibits.

      (d) The Company will comply with all the provisions of any undertakings contained in the Registration Statement.

      (e) On the Effective Date, and thereafter from time to time, the Company will deliver to each of the Underwriters, without charge, as many copies of the Prospectus or any amendment or supplement thereto as the Representatives may reasonably request. The Company consents to the use of the Prospectus or any amendment or supplement thereto by the several Underwriters and by all dealers to whom the Shares may be sold, both in connection with the offering or sale of the Shares and for any period of time thereafter during which the Prospectus is required by law to be delivered in connection therewith. If during such period of time any event shall occur which in the judgment of the Company or counsel to the Underwriters should be set forth in the Prospectus in order to make any statement therein, in the light of the circumstances under which it was made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with law, the Company will forthwith prepare and duly file with the Commission an appropriate supplement or amendment thereto, and will deliver to each of the Underwriters, without charge, such number of copies of such supplement or amendment to the Prospectus as the Representatives may reasonably request.

    (f) Prior to any public offering of the Shares by the Underwriters, the Company will cooperate with the Representatives and counsel to the Underwriters in connection with the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives may request; provided, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general service of process in any jurisdiction where it is not now so subject.

    (g) During the period of five years commencing on the Effective Date, the Company will furnish to the Representatives and each other Underwriter who may so request copies of such financial statements and other periodic and special reports as the Company may from time to time distribute generally to the holders of any class of its capital stock, and will furnish to the Representatives and each other Underwriter who may so request a copy of each annual or other report it shall be required to file with the Commission.

    (h) The Company will make generally available to holders of its securities as soon as may be practicable but in no event later than the last day of the fifteenth full calendar month following the calendar quarter in which the Effective Date falls, an earnings statement (which need not be audited but shall be in reasonable detail) for a period of 12 months ended commencing after the Effective Date, and satisfying the provisions of Section 11(a) of the Act (including Rule 158 of the Rules and Regulations).

    (i) If the transactions contemplated by this Agreement are consummated the Company will pay, or reimburse if paid by the Representatives, all costs and expenses incident to the performance of the obligations of the Company under this Agreement, including but not limited to costs and expenses of or relating to (1) the preparation, printing and filing of the Registration Statement and exhibits to it, each preliminary prospectus, the Prospectus and any amendment or supplement to the Registration Statement or the Prospectus (the "Offering Documents"), (2) the preparation and delivery of certificates representing the Shares, (3) the printing of this Agreement, (4) furnishing (including costs of shipping and mailing) such copies of the Registration Statement, the Prospectus and any preliminary prospectus, and all amendments and supplements thereto, as may be requested for use in connection with the offering and sale of the Shares by the Underwriters or by dealers to whom Shares may be sold, (5) the listing of the Shares on the New York Stock Exchange, (6) any filings to be made by the Underwriters with the NASD, and the fees, disbursements and other charges of counsel for the Underwriters in connection therewith, (7) the registration or qualification of the Shares for offer and sale under the securities or of such jurisdictions designated pursuant to Section 4(f), including the fees, disbursements and other charges of counsel to the Underwriters in connection therewith, and the preparation and printing of preliminary, supplemental and final Blue Sky memoranda, (8) fees, disbursements and other expenses of counsel to the Company and (9) the transfer agent for the Shares.

    (j) The Company will not at any time, directly or indirectly, take any action intended, or which might reasonably be expected, to cause or result in, or which will constitute, stabilization of the price of the shares of Common Stock or to facilitate the sale or resale of any of the Shares.

    (k) The Company and its subsidiaries will apply the net proceeds from the offering and sale of the Shares to be sold by the Company in the manner set forth in the Prospectus under "Use of Proceeds".

    (l) During the period of 120 days commencing at the Closing Date, except pursuant to duly adopted stock option or incentive plans, the Company will not, without the prior written consent of the Representatives, grant options to purchase shares of Common Stock at a price less than the public offering price.

    (m) Except pursuant to duly adopted stock option or incentive plans, the Company shall not, for a period of 180 days after the commencement of the public offering of the Shares, without the prior written consent of PaineWebber Incorporated, sell, contract to sell or otherwise dispose of any shares of Common Stock (whether through the issuance or granting of any options, warrants, commitments, subscriptions, rights to purchase or otherwise).

    5.  Conditions of the Obligations of the Underwriters.  In addition to the
        -------------------------------------------------
execution and delivery of the Price Determination Agreement, the obligations of each Underwriter hereunder are subject to the following conditions:

        (a) Notification that the Registration Statement has become effective shall be received by the Representatives not later than 5:00 p.m., New York City time, on the date of this Agreement or at such later date and time as shall be consented to in writing by the Representatives and all filings required by Rule 424 of the Rules and Regulations and Rule 430A shall have been made.

        (b) (i) no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall be pending or threatened by the Commission, (ii) no order suspending the effectiveness of the Registration Statement or the qualification or registration of the Shares under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending before or threatened or contemplated by the Commission or the authorities of any such jurisdiction, (iii) any request for additional information on the part of the staff of the Commission or any such authorities shall have been complied with to the satisfaction of the staff of the Commission or such authorities and (iv) after the date hereof no amendment or supplement to the Registration Statement or the Prospectus shall have been filed unless a copy thereof was first submitted to the Representatives and the Representatives did not object thereto in good faith, and the Representatives shall have received certificates, dated the Closing Date and the Option Closing Date (as the case may be) and signed by the Chief Executive Officer of the Company and the Chief Financial Officer of the Company (who may, as to proceedings threatened, rely upon the best of their information and belief), to the effect of clauses (i), (ii) and (iii).

        (c) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) there shall not have been a change which, singly or in the aggregate, is materially adverse to the condition (financial or otherwise), business, properties, net worth, results of operations or prospects of the Company or the Operating Partnership, taken as a whole, whether or not arising from transactions in the ordinary course of business, in each case other than as set forth in or contemplated by the Registration Statement and the Prospectus and (ii) neither the Company nor the Operating Partnership taken as a whole, shall have sustained any loss or interference which, singly or in the aggregate, is material with respect to its business or properties from fire, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree, which is not set forth in the Registration Statement and the Prospectus, if in the judgment of the Representatives any such development makes it impracticable or inadvisable to consummate the sale and delivery of the Shares by the Underwriters at the initial public offering price.

    (d) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall have been no litigation or other proceeding instituted against the Company, its subsidiaries, the Operating Partnership, PAH Ravinia or any of their respective officers or directors in their capacities as such, or against any of the Hotels, before or by any Federal, state or local court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, in which litigation or proceeding an unfavorable ruling, decision or finding would, singly or in the aggregate, materially and adversely affect the condition (financial or otherwise), business properties, net worth, results of operations or prospects of the Company and its subsidiaries taken as a whole.

    (e) Each of the representations and warranties of the Company and the Operating Partnership contained herein shall be true and correct in all material respects at the Closing Date and, with respect to the Option Shares, at the Option Closing Date, as if made at the Closing Date and, with respect to the Option Shares, at the Option Closing Date, and all covenants and agreements contained herein to be performed on the part of the Company or the Operating Partnership and all conditions herein contained to be fulfilled or complied with by the Company or the Operating Partnership at or prior to the Closing Date and, with respect to the Option Shares, at or prior to the Option Closing Date, shall have been duly performed, fulfilled or complied with.

    (f) The Representatives shall have received an opinion, dated the Closing Date and, with respect to the Option Shares, the Option Closing Date, and satisfactory in form and substance to counsel for the Underwriters, from Goodwin, Proctor & Hoar, counsel to the Company, to the effect set forth in
Schedule 5(f).
- -------------

    (g) The Representatives shall have received an opinion, dated the Closing Date and, with respect to the Option Shares, the Option Closing Date, and satisfactory in form and substance to counsel for the Underwriters, from Gardere & Wynne, L.L.P., special tax counsel to the Company, to the effect set forth in
Schedule 5(g).
- -------------

    (h) The Representatives shall have received an opinion, dated the Closing Date and the Option Closing Date, from White & Case, counsel to the Underwriters, with respect to the Registration Statement, the Prospectus and this Agreement, which opinion shall be satisfactory in all respects to the Representatives, and such counsel shall have received such papers and information as they reasonably may request to enable them to pass upon such matters.

    (i) Concurrently with the execution and delivery of this Agreement, or, if the Company elects to rely on Rule 430A, on the date of the Prospectus, the Accountants shall have furnished to the Representatives a letter, dated the date of its delivery, addressed to the Representatives and in form and substance satisfactory to the Representatives, confirming that they are independent accountants with respect to the Company as required by the Act and the Rules and Regulations and addressing certain financial and other statistical and numerical information contained in the Registration Statement. At the Closing Date and, as to the Option Shares, the Option Closing Date, the Accountants shall have furnished to the Representatives a letter, dated the date of its delivery, which shall confirm, on the basis of a review in accordance with the procedures set forth in the letter from the Accountants, that nothing has come to their attention during the period from the date of the letter referred to in the prior sentence to a date (specified in the letter) not more than five days prior to the Closing Date and the Option Closing Date which would require any change in their letter dated the date hereof if it were required to be dated and delivered at the Closing Date and the Option Closing Date.

    (j) Concurrently with the execution and delivery of this Agreement or, if the Company elects to rely on Rule 430A, on the date of the Prospectus, and at the Closing Date and, as to the Option Shares, the Option Closing Date, there shall be furnished to the Representatives an accurate certificate, dated the date of its delivery, signed by each of the Chief Executive Officer and the Chief Financial Officer of the Company, in form and substance satisfactory to the Representatives, to the effect that:

         (i) Each signer of such certificate has carefully examined the Registration Statement and the Prospectus and (A) as of the date of such certificate, such documents are true and correct in all material respects and do not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not untrue or misleading and (B) in the case of the certificate delivered at the Closing Date and the Option Closing Date, since the Effective Date no event has occurred as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein not untrue or misleading in any material respect.

        (ii) Each of the representations and warranties of the Company and the Operating Partnership contained in this Agreement were, when originally made, and are, at the time such certificate is delivered, true and correct in all material respects.

       (iii) Each of the covenants required herein to be performed by the Company or the Operating Partnership on or prior to the delivery of such certificate has been duly, timely and fully performed and each condition herein required to be complied with by the Company or the Operating Partnership on or prior to the date of such certificate has been duly, timely and fully complied with.

    (k) The Shares shall be qualified for sale in such states as the Representatives may reasonably request, each such qualification shall be in effect and not subject to any stop order or other proceeding on the Closing Date and the Option Closing Date.

    (l) Prior to the Closing Date, the Shares shall have been duly authorized for listing by the New York Stock Exchange upon official notice of issuance.

    (m) [Describe further amendment to the Line of Credit Agreeent with PaineWebber Real Estate Securities Inc. regarding Greenspoint loan.] An amendment to the $250 million Line of Credit Agreement with Paine Webber Real Estate Securities Inc. has been entered into by the parties thereto.

    (n) On or before Closing Date, the Company shall have delivered to the Representatives with respect to each Recent Acquisition:

         (i) a copy of the deed or confirmatory deed therefor, naming the Operating Partnership as the grantee thereunder;

        (ii) a policy of title insurance (or a commitment to issue such a policy) naming the Operating Partnership as named insured and insuring (or committing to insure) that the Operating Partnership owns fee title to the real property in an amount not less than the cost of acquisition of such Hotel, which policy (or commitment) shall be issued by Commonwealth Land Title Insurance Company or such other title insurance company reasonably acceptable to the Representatives (any such person or persons, the "Title Company"), and contain such exceptions to title with respect to each Property as described in Schedule 5(r) (the "Permitted Exceptions");
                             -------------

    (iii)  a survey of such Hotel in form satisfactory to the Representatives;

     (iv) policies or certificates of insurance relating to such Hotel evidencing coverages and in amounts customarily obtained by owners of similar properties in similar locations;

      (v) UCC, judgment and tax lien searches in form and substance reasonably satisfactory to the Company and its counsel confirming that the personal property comprising a part of the Hotel is subject to no Liens other than Permitted Exceptions;

     (vi) copies of such affidavits, certificates and instruments of indemnification as shall reasonably be required to induce the Title Company to issue the policy (or commitment) contemplated in subparagraph (ii) above;

    (vii) copies of checks payable to the appropriate public officials in payment of all recording costs and transfer taxes (or of checks or confirmation of wire transfers to the Title Company in respect of such amounts) due in respect of the recording of any instruments recorded in connection with the acquisition of such Hotels, together with a check or wire transfer for the Title Company in payment of the Title Company's premium, search and examination charges, survey costs and any other amounts due in connection with the issuance of its policy (or commitment);

   (viii) An engineering (structural) report from an engineer or engineers and in a form reasonably satisfactory to the Representatives;

     (ix) An environmental "Phase I" assessment from a consultant (and where such consultant advises that a "Phase II" assessment be made, such "Phase II" assessment) in a form reasonably satisfactory to the Representatives;

      (x) All documentation necessary to effect the transfer of all personal property in connection with such Hotel to the Company, including a bill of sale for the furniture, fixtures and equipment, together with checks payable to the appropriate public officials in payment of all recording costs and transfer taxes (including sales taxes) due in respect of the transfer of such personal property; provided that, such payment may be made out of the proceeds of the Offering; and

           (xi) if such Hotel is subject to an existing mortgage, a letter agreement dated not earlier than 10 days prior to the Closing Date from the holder of such existing mortgage indicating that the mortgagor or grantor under such existing mortgage is not then in default, agreeing to repayment on the Closing Date of the indebtedness relating to such mortgage, and indicating the principal amount, accrued interest and prepayment penalties (if any) required to satisfy all amounts then secured by such existing mortgage and the additional amount required for each day after the date of such letter necessary to satisfy all obligations secured thereby.

      (o) The Company shall have furnished to the Representatives such certificates, in addition to those specifically mentioned herein, as the Representatives may have reasonably requested as to the accuracy and completeness at the Closing Date and the Option Closing Date of any statement in the Registration Statement or the Prospectus, as to the accuracy at the Closing Date and the Option Closing Date of the representations and warranties of the Company herein, as to the performance by the Company of its obligations hereunder, or as to the fulfillment of the conditions concurrent and precedent to the obligations hereunder of the Representatives. All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to you. The Company will furnish the Representatives with conformed copies of such opinions, certificates, letters and other documents as the Representatives shall reasonably request.

    6.  Indemnification.  (a)  The Company and the Operating Partnership,
        ---------------
jointly and severally, will indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person, if any, who controls each Underwriter within the meaning of Section 15 of the Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), from and against any and all losses, claims, liabilities, expenses and damages (including any and all investigative, legal and other expenses reasonably incurred in connection with, in accordance with subsection
(c) below, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement or the Prospectus or any amendment or supplement to the Registration Statement or the Prospectus, or the omission or alleged omission to state in such document a material fact required to be stated in it or necessary to make the statements in it not misleading, provided that the Company and the Operating Partnership will not be liable to the extent that such loss, claim, liability, expense or damage arises from the sale of the Shares in the public offering to any person by an Underwriter and is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to any Underwriter furnished in writing to the Company by the Representatives on behalf of any Underwriter expressly for inclusion in the Registration Statement, any preliminary prospectus or the Prospectus; provided, further, however, that the Company and the Operating Partnership shall not be liable to any Underwriter in respect of any untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus to the extent that (i) the Prospectus did not contain such untrue statement or alleged untrue statement or omission or alleged omission, (ii) the Prospectus was not sent or given to the purchaser of the Shares in question at or prior to the time in which the written confirmation of the sale of such Shares was sent or given to such person, and
(iii) the failure to deliver such Prospectus was not the result of the Company's non-compliance with its obligations under Section 4(a), (b) and (e) hereof.
[The Company and the Operating Partnership acknowledge that the statements set forth in the first, second and third paragraphs of, and the chart set forth in, the section captioned "Underwriting" in the Prospectus constitute the only information relating to any Underwriters furnished in writing to the Company by the Representatives specifically for inclusion in the Registration Statement.] This indemnity agreement will be in addition to any liability that the Company might otherwise have.

      (b) Each Underwriter will indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, each director of the Company and each officer of the Company who signs the Registration Statement to the same extent as the foregoing indemnity from the Company and the Operating Partnership to each Underwriter, but only insofar as losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to any Underwriter furnished in writing to the Company by the Representatives on behalf of such Underwriter expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus. This indemnity will be in addition to any liability that each Underwriter might otherwise have.

      (c) Any party that proposes to assert the right to be indemnified under this Section 6 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 6, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve it from any liability that it may have to any indemnified party under the foregoing provisions of this Section 6 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. An indemnifying party will not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld).

      (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 6 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company or the Operating Partnership on the one hand or the Underwriters on the other, the Company and the Operating Partnership on the one hand and the Underwriters on the other will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company or the Operating Partnership from persons other than the Underwriters, such as persons who control the Company within the meaning of the Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) to which the Company or the Operating Partnership on the one hand and any one or more of the Underwriters on the other may be subject in such proportion as shall be appropriate to reflect the relative benefits received by each. The relative benefits received by the Company and the Operating Partnership on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company and the Operating Partnership, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions which resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Operating Partnership or Representatives on behalf of the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Operating Partnership and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 6(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action in respect thereof, referred to above in this Section 6(d) shall be deemed to include, for purpose of this Section 6(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6(d), no Underwriter shall be required to contribute any amount in excess of the underwriting discounts received by it, and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute as provided in this Section 6(d) are several in proportion to their respective underwriting obligations and not joint. For purposes of this Section 6(d), any person who controls a party to this Agreement within the meaning of the Act will have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 6(d), will notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 6(d). No party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).

        (e) The indemnity and contribution agreements contained in this Section 6 and the representations and warranties of the Company and the Operating Partnership contained in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Underwriters, (ii) acceptance of any of the Shares and payment therefor or (iii) any termination of this Agreement.

    7.  Termination.  The obligations of the several Underwriters under this
        -----------
Agreement may be terminated at any time on or prior to the Closing Date (or, with respect to the Option Shares, on or prior to the Option Closing Date), by notice to the Company from the Representatives, without liability on the part of any Underwriter to the Company, if, prior to delivery and payment for the Shares (or the Option Shares, as the case may be), (i) trading in any of the equity securities of the Company shall have been suspended by the Commission, by an exchange that lists the Shares or by the National Association of Securities Dealers Automated Quotation National Market System, (ii) trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum or maximum prices shall have been generally established on such exchange, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by such exchange or by order of the Commission or any court or other governmental authority, (iii) a general banking moratorium shall have been declared by either Federal or New York State authorities or (iv) any material adverse change in the financial or securities markets in the United States or in political, financial or economic conditions in the United States or any outbreak or material escalation of hostilities or declaration by the United States of a national emergency or war or other calamity or crisis shall have occurred the effect of any of which is such as to make it, in the sole judgment of the Representatives, impracticable or inadvisable to market the Shares on the terms and in the manner contemplated by the Prospectus.

    8.  Substitution of Underwriters.  If any one or more of the Underwriters
        ----------------------------
shall fail or refuse to purchase any of the Firm Shares which it or they have agreed to purchase hereunder, and the aggregate number of Firm Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of Firm Shares, the other Underwriters shall be obligated, severally, to purchase the Firm Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase, in the proportions which the number of Firm Shares which they have respectively agreed to purchase pursuant to Section 1 bears to the aggregate number of Firm Shares which all such non-defaulting Underwriters have so agreed to purchase, or in such other proportions as the Representatives may specify; provided that in no event shall the maximum number of Firm Shares which any Underwriter has become obligated to purchase pursuant to Section 1 be increased pursuant to this
Section 8 by more than one-ninth of the number of Firm Shares agreed to be purchased by such Underwriter without the prior written consent of such Underwriter. If any Underwriter or Underwriters shall fail or refuse to purchase any Firm Shares and the aggregate number of Firm Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase exceeds one-tenth of the aggregate number of the Firm Shares and arrangements satisfactory to the Representatives and the Company for the purchase of such Firm Shares are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company for the purchase or sale of any Shares under this Agreement. In any such case either the Representatives or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken pursuant to this Section 8 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

    9.  Miscellaneous.  Notice given pursuant to any of the provisions of this
        -------------
Agreement shall be in writing and, unless otherwise specified, shall be mailed or delivered (a) if to the Company, at the office of the Company, 3030 LBJ Freeway, Suite 1550, Dallas, Texas 75234, Attention: President, or (b) if to the Underwriters, to the Representatives at the offices of PaineWebber Incorporated, 1285 Avenue of the Americas, New York, New York 10019, Attention: Corporate Finance Department. Any such notice shall be effective only upon receipt. Any notice under Section 7 or 8 may be made by telex or telephone, but if so made shall be subsequently confirmed in writing.

    This Agreement has been and is made solely for the benefit of the several Underwriters and the Company and of the controlling persons, directors and officers referred to in Section 6, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" as used in this

Agreement shall not include a purchaser, as such purchaser, of Shares from any of the several Underwriters.

    Any action required or permitted to be taken by the Representatives under this Agreement may be taken by them jointly or by PaineWebber Incorporated.

    THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

    This Agreement may be signed in two or more counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

    In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

    The Company and the Underwriters each hereby irrevocably waive any right they may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or the transactions contemplated hereby.

                  [Remainder of Page Intentionally Left Blank]

    Please confirm that the foregoing correctly sets forth the agreement among the Company and the several Underwriters.

                                     Very truly yours,

                                     PATRIOT AMERICAN HOSPITALITY, INC.



                                     By:________________________________________
                                           Title:


                                     PATRIOT AMERICAN HOSPITALITY
                                         PARTNERSHIP, L.P.

                                     By:  PAH GP, INC.,
                                               as general partner

                                     By:________________________________________
                                           Title:


Confirmed as of the date first
above mentioned:

PAINEWEBBER INCORPORATED
Acting on behalf of itself and
as the Representative of the other
several Underwriters named in
Schedule I hereof.

PAINEWEBBER INCORPORATED


By:___________________________________
      Title:

                                                                      SCHEDULE I
                                                                      ----------

                                 _______ Shares
                       Patriot American Hospitality, Inc.
                       ----------------------------------
                                  Common Stock

                                                        Number of
        Name of                                        Firm Shares
      Underwriter                                    to be Purchased
      -----------                                    ---------------

PaineWebber Incorporated
Bear Stearns & Co. Inc.
Dean Witter Reynolds Inc.
Goldman Sachs & Co.
Montgomery Securities
Smith Barney Inc.


                                                         -------
                                                        5,000,000

                                                                       EXHIBIT A
                                                                       ---------

                       PATRIOT AMERICAN HOSPITALITY, INC.

                             _____________________

                         Price Determination Agreement
                         -----------------------------

                                                             __________ __, 1996

PAINEWEBBER INCORPORATED
Bear Stearns & Co. Inc.
Dean Witter Reynolds Inc.
Goldman Sachs & Co.
Montgomery Securities
Smith Barney Inc.
   As Representatives of the several Underwriters
c/o PaineWebber Incorporated
1285 Avenue of the Americas
New York, New York 10019

Dear Sirs:

     Reference is made to the Underwriting Agreement, dated __________ __, 1996 (the "Underwriting Agreement"), among Patriot American Hospitality, Inc., a Virginia corporation (the "Company"), Patriot American Hospitality Partnership, L.P., a Virginia limited partnership (the "Operating Partnership"), and the several U.S. Underwriters named in Schedule I thereto or hereto (the
                                   ----------
"Underwriters"), for whom PaineWebber Incorporated, Bear Stearns & Co. Inc., Dean Witter Reynolds Inc., Goldman Sachs & Co., Montgomery Securities and Smith Barney Inc. are acting as Representatives (the "Representatives"). The Underwriting Agreement provides for the purchase by the Underwriters from the Company, subject to the terms and conditions set forth therein, of an aggregate of 5,000,000 shares (the "Firm Shares") of the Company's common stock, no par value. This Agreement is the Price Determination Agreement referred to in the Underwriting Agreement.

     Pursuant to Section 1 of the Underwriting Agreement, the undersigned agree with the Representatives as follows:


1.   The public offering price per share for the Firm Shares shall be $____.

     2. The purchase price per share for the Firm Shares to be paid by the several Underwriters shall be $____ representing an amount equal to the public offering price set forth above, less $____ per share.

                                                                       EXHIBIT A
                                                                          Page 2

     The Company represents and warrants to each of the Underwriters that the representations and warranties of the Company set forth in Section 3 of the Underwriting Agreement are accurate as though expressly made at and as of the date hereof.

     As contemplated by the Underwriting Agreement, attached as Schedule I is a
                                                                ----------
completed list of the several Underwriters, which shall be a part of this Agreement and the Underwriting Agreement.

     This Agreement shall be governed by the law of the State of New York.

     If the foregoing is in accordance with your understanding of the agreement among the Underwriters and the Company, please sign and return to the Company a counterpart hereof, whereupon this instrument along with all counterparts and together with the Underwriting Agreement shall be a binding agreement among the Underwriters and the Company in accordance with its terms and the terms of the Underwriting Agreement.

                                       Very truly yours,

                                       PATRIOT AMERICAN HOSPITALITY, INC.

                                       By:______________________________________
                                             Title:

                                       PATRIOT AMERICAN HOSPITALITY
                                            PARTNERSHIP, L.P.

                                       By:  PAH GP, INC.,
                                                 as general partner

                                       By:______________________________________
                                             Title:

Confirmed as of the date first
above mentioned:

PAINEWEBBER INCORPORATED
Acting on behalf of itself and
as the Representative of the other
several Underwriters named in
Schedule I hereof.

                                                                       EXHIBIT A
                                                                          Page 3


PAINEWEBBER INCORPORATED

By:____________________________
       Title:

                                                                    EXHIBIT 3(c)
                                                                    ------------

                          Subsidiaries of the Company
                          ---------------------------



                                                                   State of
             Name                                                Organization
             ----                                                ------------
Patriot American Hospitality Partnership, L.P.                     Virginia
PAH GP, Inc.                                                       Virginia
PAH LP, Inc.                                                       Virginia
1500 Canal Street Investors II, L.P.                               Delaware
Bourbon Orleans Investors II, L.P.                                 Delaware
PAH Acquisition Corporation                                        Virginia
PA Hunt Valley Investors, L.P.                                     Virginia
PA Troy Hospitality Investors, L.P.                                Delaware

                                                                    EXHIBIT 5(f)
                                                                    ------------

                               Form of Opinion of
                            Goodwin, Proctor & Hoar
                             Counsel to the Company
                    --------------------------------------

   (i) Each of the Company, the Operating Partnership and the Subsidiaries has been duly organized and is validly existing as a corporation or partnership, as the case may be, in good standing (to the extent applicable) under the laws of its jurisdiction of incorporation, has all corporate or partnership power and authority to conduct its business as described in the Registration Statement and Prospectus and is duly qualified to do business in each jurisdiction in which it owns or leases real property or in which the conduct of its business requires such qualification, except where the failure to be so qualified, considering all such cases in the aggregate, does not involve a material risk to the condition (financial or otherwise), business, properties, prospects or results of operations of the Company and its subsidiaries taken as a whole; and all of the issued and outstanding partnership interests of the Operating Partnership have been duly authorized and validly issued, are fully paid and nonassessable and are owned of record and, to our best knowledge, beneficially in the percentage amounts set forth in the Prospectus by PAH GP, Inc. and PAH LP, Inc., free and clear of all Liens.

   (ii) The Registration Statement has become effective under the Act; the Prospectus has been filed as required by Section 3(a) hereof; and to the best knowledge of such counsel no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or threatened by the Commission.

   (iii) The Registration Statement, when it became effective, and the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission and at the Closing Date, complied as to form in all material respects with the requirements of the Act and the Rules and Regulations, it being understood that no opinion need be expressed as to the financial statements, schedules, pro forma or other financial data included therein or omitted therefrom.

    (iv) The descriptions in the Registration Statement and Prospectus of statutes, legal and governmental proceedings, contracts and other documents are accurate in all material respects and fairly present the information required to be shown; and such counsel do not know of any statutes or legal or governmental proceedings required to be described in the Prospectus that are not described as required, or of any contracts or documents of a character required to be described in the Registration Statement or

                                                                    EXHIBIT 5(f)
                                                                          Page 2

Prospectus or to be filed as exhibits to the Registration Statement that are not described and filed as required.

      (v) Each of the Company and the Operating Partnership has all corporate or partnership power and authority to enter into the Underwriting Agreement, the Underwriting Agreement has been duly authorized, executed and delivered by the Company and the Operating Partnership, and is a valid and binding agreement of each and, subject to applicable bankruptcy and similar laws and to federal or state securities law (and underlying public policy) limitations on the enforcement of the indemnification and contribution provisions set forth in such Agreement, is enforceable against each in accordance with the terms thereof.

     (vi) Except as disclosed in the Registration Statement and the Prospectus, the execution, delivery and performance of the Underwriting Agreement and the consummation of the transactions therein contemplated will not result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company or the Operating Partnership pursuant to the terms or provisions of, or result in a breach or violation of or a conflict with, any of the terms or provisions of, or constitute a default or result in the acceleration of any obligation under, (1) the Articles of Incorporation or By-laws of the Company,
(2) the limited partnership agreement of the Operating Partnership, (3) any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement or other evidence of indebtedness, lease, contract or other agreement or instrument filed as an exhibit to the Registration Statement, or (4) any judgment, ruling, decree, order, franchise, license or permit known to such counsel or any material statute, rule or regulation applicable to the business or properties of the Company or the Operating Partnership (except that such counsel need express no opinion as to the securities or Blue Sky laws of any jurisdiction);

    (vii) No consent, approval, authorization or order of, or filing with, any federal or state governmental agency or body is required for the consummation of the transactions contemplated by the Underwriting Agreement, or the issuance and sale of the Shares by the Company, except such as have been obtained and such as may be required under state securities laws or the by-laws of the NASD in connection with the purchase and distribution of the Shares by the Underwriters.

                                                                    EXHIBIT 5(f)
                                                                          Page 3

     (viii) Commencing with the Company's short taxable year ending December 31, 1995, the Company has qualified to be taxed as a "real estate investment trust" pursuant to Sections 856 through 860 of the Code, and the Company's current method of operation will enable it to continue to meet the requirements for qualification and taxation as a "real estate investment trust" under the Code.

       (ix) The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

        (x) To such counsel's knowledge, neither the Company, the Operating Partnership, nor any Subsidiary is in violation of its articles of incorporation, by-laws or other organizational documents, or its partnership agreement or certificate of limited partnership, as the case may be, nor is it in default (nor has an event occurred which with notice or lapse of time or both would constitute a default or acceleration) in the performance of any obligation, agreement or condition contained in any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement or other evidence of indebtedness, lease, contract or other agreement or instrument (collectively, a "contract or agreement") filed as an exhibit to the Registration Statement and no such entity is in violation of any judgment, ruling, decree, order, franchise, license or permit known to counsel or any material statute, rule or regulation of any court or other governmental agency or body applicable to the business or properties of the Company or any of its subsidiaries, which violation or default would have a material adverse effect on the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company and its subsidiaries taken as a whole.

       (xi) Such counsel has been advised by the New York Stock Exchange that the Shares have been duly authorized for listing by the New York Stock Exchange upon official notice of issuance.

      (xii) The information in the Prospectus under the headings "Federal Income Tax Considerations" and "Shares Available for Future Sale," to the extent that it constitutes matters of law or legal conclusions, has been reviewed by such counsel and is accurate and presents fairly all of the information required to be disclosed therein under the Rules and Regulations.

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

                                                                    EXHIBIT 5(f)
                                                                          Page 4

     (xiii) To such counsel's knowledge, except as described in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right (other than rights which have been waived or satisfied) to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act.

      (xiv) Except as disclosed in the Prospectus, there are no preemptive or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any shares of the Company's Common Stock pursuant to the Company's organizational documents or any other agreement or instrument known to such counsel; and there are no preemptive or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any partnership interests in the Operating Partnership pursuant to its partnership agreement, or any other agreement or instrument known to such counsel.

       (xv) The offer, issuance and sale of shares of Common Stock of the Company and general and limited partnership interests in the Operating Partnership prior to the Closing Date as described in the Prospectus are exempt from the registration requirements of the Act and applicable state securities, real estate syndication and Blue Sky laws.

      (xvi) To such counsel's knowledge, except as described in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets owned by the Company or any of its subsidiaries is subject, which, if determined adversely to the Company or any of its subsidiaries might have a material adverse effect on the business, properties, prospects, financial position or results of operations of the Company and its subsidiaries taken as a whole; and, to such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

     (xvii) The Company and each subsidiary has full corporate or partnership power and authority to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Registration Statement.

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

                                                                    EXHIBIT 5(f)
                                                                          Page 5

   In addition, such counsel shall also have furnished to the Representatives a written statement, addressed to the Representatives and dated the Closing Date, in form and substance satisfactory to the Representatives, to the effect that during the preparation of the Registration Statement and Prospectus, such counsel has participated in conferences with officers, employees and other representatives of the Company, the Operating Partnership, the Lessee and other affiliated entities and representatives of the independent public accountants and the Underwriters and their counsel and, based on the foregoing, no facts have come to the attention of such counsel which caused it to believe that the Registration Statement (other than the financial statements and supporting schedules and other financial information and data included therein or omitted therefrom, as to which no opinion is expressed), as of the Effective Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; or that the Prospectus (other than the financial statements and supporting schedules and other financial information and data included therein or omitted therefrom, as to which no opinion is expressed), as of its date and on the Closing Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

   In rendering such opinion, such counsel may rely upon certificates of public officers as to matters governed by the laws of jurisdictions other than [_________________] or the federal laws of the United States of America, or upon opinions of counsel reasonably satisfactory to the Underwriters, and as to matters of fact, upon certificates of officers of the Company; provided that such counsel shall state that the opinion of any other counsel is in form and substance satisfactory to such counsel and, in such counsel's opinion, such counsel and the Representatives are justified in relying on the opinion of other counsel. Copies of all such opinions of other counsel and certificates shall be furnished to counsel to the Underwriters on the Closing Date.

                                                                    EXHIBIT 5(g)
                                                                    ------------



                              [Form of Opinion of
                            Gardere & Wynne, L.L.P.
                      Special Tax Counsel to the Company]

                                      -45-